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                                                                   EXHIBIT 2.1.3

                                                               Execution Version

            THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT dated as of October 17, 2004 (this "Amendment "), is made among FORTRESS BROOKDALE ACQUISITION LLC, a Delaware limited liability company ("FBA"), PROVIDENT SENIOR LIVING TRUST, a Maryland real estate investment trust ("Acquiror"), and BLC SENIOR HOLDINGS, INC., a Delaware corporation ("Indemnitor").

                                   WITNESSETH

            WHEREAS FBA, Acquiror and Indemnitor are parties to that certain Stock Purchase Agreement dated June 18, 2004, as amended by Amendment No. 1 dated as of August 2, 2004 (the "Agreement"); and

            WHEREAS the parties hereto desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, the parties to this Agreement agree as follows:

            Section 1.01. Amendments. The Agreement is hereby amended as follows:

            (a) The first recital of the Agreement is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "A. Seller owns as of the date hereof 1,000 shares of common stock, par value $0.01 per share, of Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), and will own as of the Closing Date 855 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, which Shares will constitute as of the Closing all of the issued and outstanding shares of capital stock of the Company;"

            (b) The fourth recital of the Agreement is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "D. On or prior to the Closing Date (as that term is defined in Exhibit A), (1) Seller shall cause the Company and the Company Subsidiaries to convey, assign, transfer and deliver to Indemnitor all the Excluded Assets (as that term is defined in Exhibit A), (2) Indemnitor shall assume the Excluded Liabilities (as that term is defined in Exhibit
      A), and (3) the Company and Indemnitor shall be renamed `PSLT-BLC Properties Holdings, Inc.' and "Brookdale Living Communities, Inc.", respectively, all as more particularly described herein;"

            (c) The text "Seller and" is hereby added to the beginning of clause
(i) of Section 2.06(f).

            (d) The first sentence of Section 3.03 is hereby deleted in its entirety and the following is hereby added in lieu thereof:

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            "Schedule 3.03(a) sets forth, as of the date hereof and as of the
      Closing Date, (i) all the authorized Capital Stock of the Company and of each of the Company Subsidiaries as of such dates and (ii) the number of Equity Shares of each class or series of Capital Stock of the Company and of each of the Company Subsidiaries that are issued and outstanding as of such dates, together with the registered holder thereof."

            (e) The last sentence of Section 4.06 is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "Subject to receipt of net proceeds of at least $395,000,000 upon the consummation of the Private Placement, Acquiror will have, at the Closing, the financial ability to consummate the transactions contemplated by this Agreement."

            (f) Each of the references to "FBA, the Selling Stockholders" in
Section 4.07 is hereby deleted, and the text "Seller" is hereby inserted in lieu of in each case. The text "any of them" at the end of the penultimate sentence of Section 4.07 is hereby deleted, and the text "any of Seller or Indemnitor" is hereby added in lieu thereof.

            (g) Clause (i) of Section 5.01 is hereby amended by adding the following words immediately prior to the semi-colon at the end of such clause:

         ", except that prior to the Closing, the Company may redeem 145 shares of common stock, par value $0.01 per share, of the Company"

            (h) Section 5.09 is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "Section 5.09. Change of Name. On or immediately prior to the Closing Date, Seller shall cause the Company to be renamed `PSLT-BLC Properties Holdings, Inc.' and Indemnitor to be renamed `Brookdale Living Communities, Inc.'"

            (i) Section 6.01(f) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(f) Proceeds from Private Placement. The Private Placement has been consummated and has resulted in net proceeds to Acquiror of at least $395,000,000."

            (j) Section 6.02(h) is hereby deleted in its entirety and the following is hereby added in lieu thereof:

            "(h) Proceeds from Private Placement. The Private Placement has been consummated and has resulted in net proceeds to Acquiror of at least $395,000,000."

            (k) The reference to "FBA, the Selling Stockholders and their respective Affiliates" in clause (i) of Section 7.05 is hereby deleted, and the text "Seller and its Affiliates" is hereby added in lieu thereof.

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            (l) The reference to "FBA, the Selling Stockholders" in Section
8.02(a) is hereby deleted and the text "Seller" is hereby added in lieu thereof.

            (m) The reference to "FBA, the Selling Stockholders" in clause (i) of Section 8.08 is hereby deleted, and "Seller, Capital Z Financial Services Fund II, L.P." is hereby added in lieu thereof. The text "FBA or the Selling Stockholders from their respective agreements" in clause (ii) of the proviso to
Section 8.08 is hereby deleted, and the text "Seller from its agreements" is hereby added in lieu thereof

            (n) The last two sentences of Section 10.02 are hereby deleted in their entirety and the following two sentences are hereby added in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, all out-of-pocket costs and expenses incurred by Seller (including those reasonably incurred by its members), the Selling Stockholders, the Company and any Company Subsidiary relating to Amendment No. 1 to this Agreement dated as of August 2, 2004 (the "Amendment Costs"), shall be paid by Acquiror in immediately available funds to the Seller at the Closing. No Amendment Costs are deemed to be included in the Purchase Price or the Final Purchase Price."

            (o) Schedules 1, 2.03, 3.03(a), 3.05(a) and (b), 3.08 and 3.24(e)
are hereby deleted and replaced in its entirety with Schedules 1, 2.03, 3.03(a), 3.05(a) and (b), 3.08 and 3.24(e) attached hereto.

            (p) Clause (ii) of Section 8.01(b) is hereby amended by adding the words "any Losses pursuant to Sections 8.01(a)(i) and (iv)" to the beginning of such clause and the word "or" immediately preceding such clause.

            (q) The word "Final" in the penultimate sentence of Section 2.03 is deleted and the word "Base" is added in lieu thereof.

            Section 1.02. No Other Amendment or Waiver. Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain in full force and effect and the parties hereto make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder.

            Section 1.03. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF SUCH AGREEMENTS TO THE LAWS OF ANOTHER JURISDICTION.

            Section 1.04. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page

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to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

                                       iv

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

                                FORTRESS BROOKDALE ACQUISITION LLC,
                                a Delaware limited liability company

                                By:        /s/ Randal A. Nardone
                                    --------------------------------------------
                                    Name:  Randal A. Nardone
                                    Title: Secretary

                                BLC SENIOR HOLDINGS, INC.,
                                a Delaware corporation

                                By:        /s/ Mark J. Shulte
                                    --------------------------------------------
                                    Name:  Mark J. Shulte
                                    Title: Chairman, Chief Executive Officer

                                PROVIDENT SENIOR LIVING TRUST,
                                a Maryland real estate investment trust

                                By:        /s/ Darryl W. Copeland, Jr.
                                    --------------------------------------------
                                    Name:  Darryl W. Copeland, Jr.
                                    Title: Chief Executive Officer